As filed with the Securities and Exchange Commission on August 29, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EPICEPT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	52-1841431
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

John V. Talley President and Chief Executive Officer EpiCept Corporation
777 Old Saw Mill River Road	777 Old Saw Mill River Road
Tarrytown, NY 10591	Tarrytown, NY 10591
(914) 606-3500	(914) 606-3500
(Address, Including Zip Code, and Telephone Number,	(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)	Including Area Code, of Agent For Service)
Copies to:

Alexander D. Lynch, Esq.
Erika L. Weinberg, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amounts to Be	Offering Price	Aggregate Offering	Amount of
Securities to Be Registered	Registered	Per Share	Price	Registration Fee
Common Stock underlying selling stockholder warrants(1)	3,846,153	$0.39(2)	$1,500,000	$58.95
Common Stock underlying selling stockholder warrants(1)	975,609	$0.41(2)	$400,000	$15.72
Common Stock(3)	3,689,320	$0.515(4)	$1,900,000	$74.67

(1)	Represents shares of our common stock issuable upon the exercise of warrants issued by us to Hercules Technology Growth Capital, Inc.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the higher of (a) the exercise price of the warrants or (b) the offering price of the securities of the same class included in this registration statement.

(3)	Represents shares of our common stock issuable upon conversion of $1.9 million of the outstanding loan balance with Hercules Technology Growth Capital, Inc. into shares of common stock.

(4)	Represents the conversion price of the securities of the same class included in this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2008

PRELIMINARY PROSPECTUS

8,511,082 Shares
of
Common Stock, par value $0.0001 per share

This prospectus relates solely to the resale of up to an aggregate of 8,511,082 shares of common stock of EpiCept Corporation (“EpiCept” or the “Company”) by the selling stockholder identified in this prospectus. Up to 4,821,762 of such shares are issuable upon the exercise of warrants and up to 3,689,320 of such shares are issuable upon the conversion of a note.

The selling stockholder identified in this prospectus (which term as used herein includes their pledgees, donees, transferees or other successors-in-interest) may offer the shares from time to time as such selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 5 at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The prices at which the selling stockholder may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties. We will not receive any of the proceeds from the sale of these shares by the selling stockholder.

If the warrants are exercised by the payment of cash, however, we would receive the exercise price of the warrants, which is:

For 3,846,153 warrants issued in the private placement by us on June 23, 2008	$0.39 per share
For 975,609 warrants issued in the private placement by us on June 23, 2008	$0.41 per share

However, all the warrants covered by the registration statement of which this prospectus is a part have a cashless exercise provision that allows the holder to receive a reduced number of shares of our common stock, without paying the exercise price in cash. To the extent any of the warrants are exercised in this manner, we will not receive any additional proceeds from such exercise. If the senior secured note is converted into shares of our common stock we will not receive any cash proceeds, however, our senior secured indebtedness will be reduced by the principal amount of the note so converted. We have agreed to pay all expenses relating to registering the securities. The selling stockholder will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of our common stock.

Our common stock is dual-listed on The Nasdaq Capital Market and the OM Stockholm Exchange under the ticker symbol “EPCT.” The last reported sale price of our common stock on August 28, 2008 was $0.67 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2008.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. The selling stockholder is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “will,” “foresee” and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission, or the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in the section entitled “Risk Factors” beginning on page 3 of this prospectus. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, EpiCept undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information that you should consider before buying common stock in this offering. You should carefully read this entire prospectus, including each of the documents incorporated herein by reference, before making an investment decision. As used herein, “we,” “us,” and “our” refer to EpiCept and its subsidiaries.

Our Company

We are a specialty pharmaceutical company focused on the development and commercialization of pharmaceutical products for the treatment of cancer and pain. We have yet to generate product revenues from any of our product candidates in development.

Our lead product is Ceplene®, which when used in conjunction with low-dose interleukin-2 is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission. On July 24, the Committee for Medicinal Products for Human Use, or CHMP, issued a positive opinion regarding the marketing authorization for Ceplene® in the European Union. This positive opinion was issued following our request to have the initial negative opinion issued in March 2008 re-examined by the CHMP. The formal marketing authorization from the European Commission is usually obtained within 67 days from the date of the CHMP’s opinion.

In addition to Ceplene®, we have a portfolio of four product candidates in various stages of development: two oncology compounds, a pain product candidate for the treatment of peripheral neuropathies and another pain product candidate for the treatment of acute back pain. This portfolio of oncology and pain management product candidates lessens our reliance on the success of any single product candidate. Our strategy is to focus its development efforts on innovative cancer therapies and topically delivered analgesics targeting peripheral nerve receptors.

Our pain product candidate, EpiCept NP-1, is a prescription topical analgesic cream designed to provide effective long-term relief of pain associated with peripheral neuropathies. We recently concluded a Phase II clinical study of NP-1 in patients suffering from diabetic peripheral neuropathy, or DPN, and we expect to receive the results in the third or fourth quarter of 2008. We also have ongoing clinical trials for peripheral herpetic neuropathy, or PHN, and chemotherapy induced neuropathy, or CIN. LidoPAIN BP, licensed to Endo Pharmaceuticals, is currently in Phase II development for the treatment of acute back pain. Our portfolio of pain product candidates targets moderate-to-severe pain that is influenced, or mediated, by nerve receptors located just beneath the skin’s surface. Our pain product candidates utilize proprietary formulations and several topical delivery technologies to administer U.S. Food and Drug Administration (“FDA”) approved pain management therapeutics directly on the skin’s surface at or near the site of the pain.

We have completed our first Phase I clinical trial for EPC2407, a novel small molecule vascular disruption agent, or VDA, and apoptosis inducer for the treatment of patients with advanced solid tumors and lymphomas. Azixatm (MPC-6827), an apoptosis inducer with VDA activity licensed by us to Myriad Genetics, Inc. as part of an exclusive, worldwide development and commercialization agreement, is currently in Phase II clinical trials in patients with primary glioblastoma, melanoma that has metastasized to the brain and non-small-cell lung cancer that has spread to the brain.

None of our product candidates has been approved by the U.S. Food and Drug Administration or any comparable agency in another country and we have yet to generate product revenues from any of our product candidates in development.

Recent Developments

Senior Secured Loan.  In May 2008, we amended the Hercules loan agreement such that we were required to meet certain obligations to obtain financing by June 2008 and July 2008. Hercules agreed to waive such obligations in consideration of the prepayment and loan and warrant amendments described below. In connection with that amendment, we paid Hercules an amendment fee of $50,000. We further amended the senior secured loan on

June 23, 2008. In connection with that amendment, we paid $500,000 from our restricted account to Hercules to repay a portion of the $5.4 million balance of our senior secured loan outstanding as of June 10, 2008 and used $250,000 of the proceeds of the June 23, 2008 offering to pay Hercules for amendment fees and expense reimbursements. The remaining loan balance bears interest at a rate per annum of 15.0% (an increase from 11.7%) We have also agreed that $200,000 under the senior secured loan shall be due and payable on the earliest to occur of (a) an equity financing in which we receive net proceeds of $5,000,000, (b) the date the senior secured loan becomes due and payable whether by acceleration or otherwise, and (c) August 15, 2008. We have further agreed that the payment of the $1.0 million (less the $200,000 previously paid) under the senior secured loan shall be due and payable on the earliest to occur of (i) an equity financing in which we receive net proceeds of $5.0 million, (ii) the date the senior secured loan becomes due and payable whether by acceleration or otherwise, and (iii) September 15, 2008. The maturity date of the loan was amended to be April 1, 2009 and the balance of the loan (less $1.0 million) is required to be paid in ten (10) equal monthly installments beginning July 1, 2008. In addition, we agreed that we would pay the senior secured loan prior to making any principal payments under our €1.5 million outstanding indebtedness which matures in December 2008. In the amendments, we have agreed to pay Hercules (a) fees and expense reimbursements of $250,000, which has been paid, (b) a $250,000 fee upon the receipt of statistically significant results for the primary endpoint(s) in our current clinical trial for NP-1 and (c) a $500,000 fee upon a positive decision on the reexamination of Ceplene® by the EMEA which is due and payable on September 25, 2008. In addition, if the results of our NP-1 trial are not positive, our senior secured loan has been amended to provide that this would constitute a material adverse effect and our senior secured lender could assert an event of default. In connection with a second amendment to the warrant agreement with Hercules, the terms of the warrants issued to Hercules were adjusted to grant Hercules the right to purchase an aggregate of 2.2 million shares of our common stock at an exercise price of $0.30 per share. In connection with the second amendment to the loan agreement, we issued Hercules warrants to purchase an aggregate of 3.8 million shares of our common stock at an exercise price of $0.39 per share and an aggregate of 1.0 million shares of the our common stock at an exercise price of $0.41 per share. The senior secured lender may, at its option, convert up to $1.9 million of the outstanding principal amount of the loan into up to 3,689,320 shares of our common stock valued at $0.515 per share. We have granted Hercules registration rights with respect to the shares issuable upon conversion of the senior secured loan and upon exercise of its warrants. We may not be able to meet our obligations under our senior secured loan and our senior secured lender may assert that an event of default has occurred at any time and seek to accelerate the loan and exercise their rights and remedies under the loan and security agreement including the sale of our intellectual property or other assets. In connection with the issuance of the shares to Hercules, we agreed to file a registration statement with the SEC to register for resale the shares of our common stock issuable upon the exercise of the warrants and the conversion of up to $1.9 million of the outstanding principal amount of the loan.

Our Corporate Offices

Our executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, our telephone number at that location is (914) 606-3500, and our website can be accessed at www.epicept.com. Information contained in our website does not constitute part of this prospectus.

THE OFFERING

Common stock being offered for resale to the public by the selling stockholder(1)	8,511,082 shares

Common stock to be outstanding after this offering(1)(2)	84,729,156 shares

Total proceeds raised by offering	We will not receive any proceeds from the resale of our common stock pursuant to this offering. We will receive proceeds upon the exercise of the warrants to the extent such warrants are exercised for cash.

Nasdaq Capital Market and OMX Nordic Exchange symbol	EPCT

Risk factors	See “Risk Factors” and the other information included and incorporated by reference in this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our common stock.

(1)	Assumes that all of the shares underlying the warrants described herein are exercised in full and the $1.9 million principal amount of the note is converted in full.

(2)	The number of shares of our common stock to be outstanding after this offering is based on the number of shares of our common stock outstanding as of August 28, 2008. This number does not include, as of August 28, 2008:

•	5,750,355 shares of our common stock issuable upon exercise of options outstanding, at a weighted average exercise price of $4.12 per share, including 1,932,496 shares issuable upon the exercise of options granted during 2008 to certain of our directors, our named executive officers and other employees;

•	387,165 shares of restricted common stock and common stock units granted to certain of our directors, named executive officers and other employees;

•	1,953,694 shares of our common stock reserved for issuance under our 2005 Equity Incentive Plan and our 2005 Employee Stock Purchase Plan;

•	37,512,331 shares of our common stock issuable upon the exercise of warrants purchased in various private placements; and

•	1,000,000 shares of common stock that may be issued in the future under our Standby Equity Distribution Agreement with YA Global Investments, L.P., dated as of December 21, 2006, pursuant to which no shares have been issued.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, as well as the other information contained or incorporated by reference in this prospectus before buying shares of our common stock. Each of the risks described herein or therein could adversely and materially affect our business, financial conditions and operating results. As a result, the trading price of our common stock could decline and you may lose all or a part of your investment in our common stock. For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

USE OF PROCEEDS

We are registering these shares pursuant to the registration rights granted to the selling stockholder in our term loan financing. We will not receive any proceeds from the resale of our common stock under this offering. We may receive proceeds from the issuance of shares of common stock upon exercise of warrants. If each of the warrants issued in connection with our term loan financing is exercised for cash, we estimate that we may receive up to an additional $1.9 million. We intend to use any proceeds that we may receive from the issuance of shares of our common stock upon exercise of warrants to meet our working capital needs and for general corporate purposes.

If the warrants issued in connection with our term loan financing are exercised pursuant to their cashless exercise provision, we will not receive any additional proceeds from such exercise.

SELLING STOCKHOLDER

The selling stockholder may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholder” in this prospectus, we mean those persons listed in the table below, and the pledges, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder for whom we are registering shares for resale to the public, and the number of shares of common stock that such selling stockholder may offer pursuant to this prospectus. The common stock being offered by the selling stockholder was acquired from us on June 23, 2008 pursuant to the second amendment to our term loan with Hercules. We have agreed to file a registration statement covering the common stock received by the selling stockholder. Except as noted below, the selling stockholder has not, nor within the past three years has had, any material relationship with us or any of our predecessors or affiliates and none of the selling stockholder is or was affiliated with registered broker-dealers.

Based on the information provided to us at the time of the initial filing of the registration statement of which this prospectus is a part by the selling stockholder and as of the date the same was provided to us, assuming that the selling stockholder sells all of the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholder will not own any shares other than those appearing in the column entitled “Number of Shares of Common Stock Owned After the Offering.” We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Percentage of
	Number of Shares of	Number of Shares of	Number of Shares of	Common Stock
	Common Stock Owned	Common Stock Being	Common Stock Owned	Owned After
Name of Selling Stockholder	Prior to the Offering	Offered Hereby	After the Offering(1)	the Offering

Hercules Technology Growth Capital, Inc.	8,511,082	8,511,082	—	*
525 University Ave., Suite 700 Palo Alto, CA 94301

*	Represents less than 1%.

(1)	Unless otherwise indicated, assumes that each selling stockholder will resell all of the shares of our common stock offered hereunder. Applicable percentage of ownership is based on 84,729,156 shares of our common stock outstanding as of August 28, 2008, together with the securities exercisable for, or convertible into, shares of common stock within 60 days of August 28, 2008.

PLAN OF DISTRIBUTION

Hercules, or the Selling Stockholder, the selling stockholder of the common stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholder without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of shares of the Common Stock offered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs referring to the Company’s change in the method of accounting for stock-based compensation effective January 1, 2006 as discussed in Note 2 to the consolidated financial statements and to the Company’s ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements) and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

Investor Relations
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500

We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding EpiCept and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.epicept.com.

Reports, proxy statements and other information regarding us may also be inspected at:

The National Association of Securities Dealers
1735 K Street, N.W.
Washington, D.C. 20006

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. All documents that EpiCept subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008;

•	Definitive Proxy Statement on Schedule 14A dated April 7, 2008 relating to our annual meeting of stockholders held on May 21, 2008;

•	Additional Definitive Proxy Soliciting Materials on Schedule 14A dated April 9, 2008, relating to our annual meeting of stockholders held on May 21, 2008;

•	Additional Definitive Proxy Soliciting Materials on Schedule 14A dated May 16, 2008, relating to our annual meeting of stockholders held on May 21, 2008;

•	Current Report on Form 8-K filed January 11, 2008;

•	Current Report on Form 8-K filed January 30, 2008;

•	Current Report on Form 8-K filed February 28, 2008;

•	Current Report on Form 8-K filed March 7, 2008;

•	Current Report on Form 8-K filed March 20, 2008;

•	Current Report on Form 8-K filed April 3, 2008;

•	Current Report on Form 8-K filed April 8, 2008;

•	Current Report on Form 8-K filed April 21, 2008;

•	Current Report on Form 8-K filed May 9, 2008;

•	Current Report on Form 8-K filed May 21, 2008;

•	Current Report on Form 8-K filed May 28, 2008;

•	Current Report on Form 8-K filed June 5, 2008;

•	Current Report on Form 8-K filed June 6, 2008;

•	Current Report on Form 8-K filed June 23, 2008;

•	Current Report on Form 8-K filed June 25, 2008;

•	Current Report on Form 8-K filed July 2, 2008;

•	Current Report on Form 8-K filed July 16, 2008;

•	Current Report on Form 8-K filed July 25, 2008;

•	Current Report on Form 8-K filed August 1, 2008;

•	Current Report on Form 8-K filed August 6, 2008;

•	Current Report on Form 8-K filed August 8, 2008;

•	Current Report on Form 8-K filed August 12, 2008; and

•	Current Report on Form 8-K filed August 18, 2008.

Copies of these filings are available free of charge by writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, or by telephoning us at (914) 606-3500.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

8,511,082 Shares of Common Stock

PRELIMINARY PROSPECTUS

August 29, 2008

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows. All amounts are estimates, except the SEC registration fee.

Securities and Exchange Commission registration fee	$149
Printer expenses	$1,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$15,000

Total	$31,149

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“Section 145”) permits indemnification of officers and directors of a corporation under certain conditions and subject to certain limitations. Section 145 also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.

Article 6, Section 1, of EpiCept’s Second Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of EpiCept (or was serving at EpiCept’s request as a director or officer of another corporation) shall be paid by EpiCept in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by EpiCept as authorized by the relevant section of the Delaware General Corporation Law.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, EpiCept’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors’ fiduciary duty as directors to EpiCept and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to EpiCept for acts or omission not in good faith or involving international misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of Stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

EpiCept intends to enter into indemnification agreements with each of its directors and executive officers and to purchase directors’ and officers’ liability insurance. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, an individual will receive indemnification for expenses, judgments, fines and amounts paid in settlement if he or she is found to have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of EpiCept, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in the indemnification agreement, EpiCept shall not indemnify any such director or executive officer seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by such person unless the initiation thereof was authorized in the specific case by the Board of Directors of EpiCept. The indemnification agreements provide for EpiCept to advance to the individual any and all expenses (including attorneys’ fees) incurred in defending any proceeding in advance of the final disposition thereof. In order to receive an advance of expenses, the individual must submit to EpiCept copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of EpiCept in which indemnification is being sought, nor is EpiCept aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of EpiCept.

ITEM 16.	EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit		Description

**2	.1	Agreement and Plan of Merger, dated as of September 6, 2005, among EpiCept Corporation, Magazine Acquisition Corp. and Maxim Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Maxim Pharmaceuticals, Inc.’s Current Report on Form 8-K dated September 6, 2005).
*5	.1	Opinion of Weil, Gotshal & Manges LLP as to the legality of shares of Common Stock being registered.
*23	.1	Consent of Deloitte & Touche LLP.
*23	.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
*24	.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).

*	Filed herewith.

**	Previously filed.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on August 29, 2008.

EPICEPT CORPORATION

By:	/s/ John V. Talley
John V. Talley
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John V. Talley, Robert W. Cook or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Security Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 29, 2008.

Signature	Title

/s/ John V. Talley John V. Talley	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Robert W. Cook Robert W. Cook	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert G. Savage Robert G. Savage	Director

/s/ Guy C. Jackson Guy C. Jackson	Director

/s/ John Bedard John Bedard	Director

/s/ Wayne Yetter Wayne Yetter	Director

/s/ Gerhard Waldheim Gerhard Waldheim	Director

EXHIBIT INDEX

EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit		Description

**2	.1	Agreement and Plan of Merger, dated as of September 6, 2005, among EpiCept Corporation, Magazine Acquisition Corp. and Maxim Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Maxim Pharmaceuticals, Inc.’s Current Report on Form 8-K dated September 6, 2005).
*5	.1	Opinion of Weil, Gotshal & Manges LLP as to the legality of shares of Common Stock being registered.
*23	.1	Consent of Deloitte & Touche LLP.
*23	.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
*24	.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).

*	Filed herewith.

**	Previously filed.